Exhibit 99.2


1.   Pro forma Earnings Reconciliation

                                                First Quarter 2002               First Quarter 2001
                                                ------------------               ------------------

                                             Earnings          EPS            Earnings            EPS
                                          (In thousands)    (diluted)      (In thousands)     (diluted)        Account
                                          --------------    ---------      --------------     ---------        -------

Net Earnings Available for
   Common Shareholders.................        $ 24,803           0.63           $63,406            $1.60
Adjustment for Special Charges
   (net of income tax effects):........
Impairment of Avistar
   Investments.........................               -              -             4,981             0.13      Other Inc.
Western Resources
   transaction costs...................               -              -             1,817             0.05      Other Inc.
Net Earnings Available
   for Common..........................
Shareholders Excluding
                                            ------------  -------------    --------------    -------------
   Special Charges.....................         $24,803          $0.63           $70,204            $1.78
                                            ============  =============    ==============    =============


2.   Historical Pro Forma Earnings

                   First               Second              Third              Fourth
                  Quarter              Quarter            Quarter             Quarter              Year
                -------------        ------------       ------------        ------------        ------------
     2002           0.63
     2001           1.78     (a)        1.58     (b)       0.96     (c)        0.20     (d)        4.52
     2000           0.55                0.45               1.01     (e)        0.58     (f)        2.58
     1999           0.55     (g)        0.41     (h)       0.52                0.43     (i)        1.91

     (a) Excludes the impairment of Avistar investments of $0.13 and Western Resources transaction costs of $0.05.

     (b) Excludes the write-off of certain non-recoverable coal mine decommissioning costs of $0.20, a contribution to the PNM Foundation of $0.08 and Western Resources transaction costs of $0.06.

     (c)  Excludes Western Resources transaction costs of $0.08.

     (d)  Excludes Western Resources transaction costs of $0.09.


     (e) Excludes income from a lawsuit settlement of $0.21, income from the favorable outcome of certain gas rate cases of $0.07, expenses related to the acquisition of a long-term wholesale customer of $0.07 and Western Resources transaction costs of $0.04.

     (f) Excludes the impairment of certain tax related regulatory assets of $0.17 and Western Resources transaction costs of $0.06.

     (g) Excludes income for the cumulative effect of an accounting change of $0.08.

     (h)  Excludes expenses related to mine closure activities of $0.03.

     (i) Excludes equity income from a passive investment of $0.10 and bad debt costs associated with system implementation problems of $0.12.

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


                                                   Exhibit 99.2


3.   Market Assumptions in 2002 Earnings Guidance

                                                           Second through
                                                        Fourth Quarters 2002
                                    First Quarter 2002        Estimate
                                    ------------------  --------------------

Wholesale Power Price $/MWh               $24.00          $32.00 - $41.00
Sales to Generation Ratio                   1.63            1.75 - 2.30


Sensitivities that could cause results outside of the "earnings estimate range":
--------------------------------------------------------------------------------
Extreme weather                                  Spark spread
Market prices                                    FERC cap risk
Economic activity                                Unit availability
Hydro utilization


4.   Historical Market Data

                         Spark Spread              Sales to Generation Ratio
                         ------------              -------------------------
                  First                              First
                 Quarter           Annual           Quarter           Annual
                 -------           ------           -------           ------
2002               $7.34              N/A             1.63               N/A
2001             $142.85            74.52             1.75              1.88
2000               $9.96            75.49             2.02              1.88
1999               $7.39            13.07             1.41              1.80


5. Current Credit Ratios - PNM's current credit ratios exceed it's S&P rating of BBB-

                                                 S&P - BBB-
                                              Financial Targets     March 2002*
                                              -----------------     -----------
Pretax Interest Coverage (X)                           2.60               2.90
Debt to Capital Ratio (%)                             53.50              54.90
Funds from Op (Interest coverage) (X)                  3.10               3.37
Funds from Op to Average Debt (%)                     22.00              23.70
Net Cash Flow to Cap Ex (%)                           60.00              60.71

* Includes off-balance sheet obligations


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